Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No.1 to Registration Statement (No. 333-185695) on Form S-1 of Equinox Frontier Funds (formerly, The Frontier Fund) of our reports dated March 31, 2014, relating to our:

•	Audits of the financial statements of the Equinox Frontier Diversified Fund (formerly Frontier Diversified Series), Equinox Frontier Long/Short Commodity Fund (formerly Frontier Long/Short Commodity Series), Equinox Frontier Masters Fund (formerly Frontier Masters Series), Equinox Frontier Balanced Fund (formerly Balanced Series), Equinox Frontier Select Fund (formerly Frontier Select Series), Equinox Frontier Winton Fund (formerly Winton Series), and Equinox Frontier Heritage Fund (formerly Frontier Heritage Series) of Equinox Frontier Funds (formerly The Frontier Fund),

•	Audits of the financial statements of the Frontier Trading Company I LLC, Frontier Trading Company II LLC, Frontier Trading Company III LLC, Frontier Trading Company V LLC, Frontier Trading Company VI LLC, Frontier Trading Company VII, LLC, Frontier Trading Company VIII LLC, Frontier Trading Company IX, LLC, Frontier Trading Company X, LLC, Frontier Trading Company XI, LLC, Frontier Trading Company XII, LLC, Frontier Trading Company XIV, LLC, Frontier Trading Company XV, LLC, Frontier Trading Company XVII, LLC, Frontier Trading Company XVIII, LLC, Frontier Trading Company XXI, LLC, Frontier Trading Company XXIII, LLC, Frontier Trading Company XXXIV, LLC, Frontier Trading Company XXXV, LLC, Frontier Trading Company XXXVII, LLC, Frontier Trading Company XXXVIII, LLC, and Frontier Trading Company XXXIX, LLC,

•	Audits of the consolidated financial statements of Equinox Frontier Funds,

which appear in the Annual Report on Form 10-K of Equinox Frontier Funds for the year ended December 31, 2013.

We also consent to the reference to our firm under the captions “Independent Registered Public Accounting Firm” and “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey LLP

Denver, Colorado

April 2, 2014